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EXHIBIT 3.2
                                     BYLAWS
                                       OF
                               IP PROMOTIONS, INC.
                             (A NEVADA CORPORATION)

                                    ARTICLE I
                                     OFFICES

         SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The Principal Executive Office of the Corporation is hereby fixed at 1223 Manor Oaks Court, Dunwoody, GA, 30338.

         SECTION 2. REGISTERED OFFICE. The Registered Office of this corporation shall be in Clark County, State of Nevada.

         SECTION 3. OTHER OFFICES. Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held either at the Principal Executive Office of the corporation or at any other location within or without the State of Georgia which may be designated by written consent of all persons entitled to vote thereat.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the Chairman of the Board, the Chief Executive Officer, or by the shareholders entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the Chief Executive Officer, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five
(35) nor more than sixty (60) days after the date of the notice.

         SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual meeting signed by an the Chief Executive Officer or the Chairman of the Board shall be given not less than ten (10) days or more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

         Notice of a shareholders' meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in Dekalb County, Georgia. An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

         SECTION 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation's properties and
(2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation's issued and outstanding shares.

         SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.

         It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however when a shareholders meeting is adjourned for more than forty-five (45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         SECTION 7. VOTING. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

         SECTION 8. RECORD DATE. The directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such a meeting.

         If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

         SECTION 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held, after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof.

         All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 10. ACTION WITHOUT METING. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

         SECTION 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary.

         SECTION 12. CONDUCT OF MEETING. The Chief Executive Officer shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by a shareholder entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.


                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS. Subject to limitation of the Nevada Revised Statutes, the Articles of Incorporation, of these bylaws, and of actions required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

         (a) To select and remove all of the officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

         (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

         (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

         (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

         (d) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefore.

         (e) The disposition of any material assets, or any assets the greater of five thousand dollars ($5,000,000) or five percent of the company's total assets shall require approval of the Board of Directors.

         SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be (4) four until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

         SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders or by consent of shareholder in lieu of meeting. But, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

         SECTION 4. CHAIRMAN OF THE BOARD. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen.

         SECTION 5. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the shareholders at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

         A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted for the meeting

         The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court; who has provided or submitted false statements to the Board regarding their past qualifications or professional licenses held; who has committed acts of fraud or embezzlement in the opinion of the remaining members of the Board of Directors, or provided false statements regarding the relationship of the company with vendors, suppliers, sales channels, or clients of the company; or engaged in any activity that is deemed to be detrimental to the health and well being of the company.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholder shall have power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

         SECTION 6. REMOVAL OF DIRECTORS. Except as otherwise provided in Chapter 78.335 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than fifty-one percent (51%) of the voting power of the issued and outstanding stock entitled to voting power.

         SECTION 7. PLACE OF MEETING. Any meeting of the Board shall be held at any place within or without the State of Georgia which has been designated from time to time by the Board. In the absence of such designation meetings shall be held at the principal executive office of the corporation.

         SECTION 8. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

         SECTION 9. SPECIAL MEETINGS. Special meetings of the Board for any purpose may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Secretary or by any two directors.

         Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

          SECTION 10. QUORUM. A majority of the authorized number of directors then in office constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a different number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

         SECTION 11. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participate in such meeting can hear one another.

         SECTION 12. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

         SECTION 13. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment

          SECTION 14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

         SECTION 15. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if, before or after the action, all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

         SECTION 16. COMMITTEES. The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

         (a) The approval of any action which requires shareholders, approval or approval of the outstanding shares;

         (b)      The filling of vacancies on the Board or on any committees;

         (c) The fixing of compensation of the directors for serving on the Board or on any committee;

         (d) The amendment or repeal of bylaws or the adoption of new bylaws;

         (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the Board;

         (f)      A distribution to the shareholders of the corporation;

         (g) The appointment of other committees of the Board or the members thereof. Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify.

         The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee

                                   ARTICLE IV
                                    OFFICERS

            SECTION 1. ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a Chief Executive Officer, a President, and Chairman of the Board. Other members may include a Secretary, a Chief Financial Officer and such other officers, including, but not limited to, a Chairman of the Board of Directors, a Treasurer, and Assistant Secretaries and Assistant Treasurers as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon him or her by the By-Laws or the Board of Directors.

         SECTION 2. TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time upon written notice to this corporation, without prejudice to the rights, if any, of this corporation under any contract to which the officer is a party. If any vacancy occurs in any office of this corporation, the Board of Directors may elect a successor to fill such vacancy.

         SECTION 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the Chief Executive Officer, or Chairman of the Board, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period have such authority, and perform such duties as are provided in these bylaws or as the Board, or the Chief Executive Officer may from time to time direct.

         SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.

         SECTION 5. VACANCIES. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

         SECTION 6. CHAIRMAN OF THE BOARD POWERS AND DUTIES. The Chairman of the Board of Directors, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

     SECTION 7. CHIEF EXECUTIVE OFFICER POWERS AND DUTIES. The powers and duties of the Chief Executive Officer are:

         (a) To act as the general manager and chief executive officer of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

         (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there be no Chairman, at all meetings of the Board of Directors.

         (c) To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these By-Laws, at such places as he or she shall deem proper.

         (d) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation and to supervise and control all officers, agents and employees of this corporation.

         (e) The title and duties of all unfilled and vacant officer positions shall automatically default their duties and title the person of the Chief Executive Officer.


         SECTION 8. PRESIDENT POWERS AND DUTIES. The powers and duties of the President are:

         (a) To act as the general manager of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

         (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board and the Chief Executive Officer or if there be no Chairman or Chief Executive Officer, at all meetings of the Board of Directors.

         (c) To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these By-Laws, at such places as he or she shall deem proper.

         (d) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation and to supervise and control all officers, agents and employees of this corporation.

         SECTION 9. PRESIDENT PRO TEM. If neither the Chairman of the Board, the Chief Executive Officer, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the Chief Executive Officer, the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

         SECTION 10. VICE PRESIDENT. POWERS AND DUTIES. The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board of Directors. In case of the absence, disability or death of the Chief Executive Officer, the President, the Vice President, or one of the Vice Presidents, shall exercise all his or her powers and perform all his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer or President shall be as fixed by the Board of Directors.

         SECTION 11. SECRETARY. POWERS AND DUTIES. The powers and duties of the Secretary are:

         (a) To keep a book of minutes at the principal executive office of this corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         (b) To keep the seal of this corporation and to affix the same to all instruments which may require it.

         (c) To keep or cause to be kept at the principal executive office of this corporation, or at the office of the transfer agent or agents, a record of the shareholders of this corporation, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

         (d) To keep a supply of certificates for shares of this corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

         (e) To transfer upon the share books of this corporation any and all shares of this corporation; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and, also, if this corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.3 hereof.

         (f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of this corporation.

         (g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

         (h) To ensure that all bank accounts established in the name of the company require two (2) signatories on all checks issued, and that only the properly allowed officers are signatories to the corporations bank accounts..

          SECTION 12. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, the Assistant Secretary, in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board, shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board

         SECTION 13. TREASURER. The Treasurer is the chief financial officer of the corporation POWERS AND DUTIES. The powers and duties of the Treasurer / Chief Financial Officer are:

         (a) To supervise and control the keeping and maintaining of adequate and correct accounts of this corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

         (b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of this corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of this corporation with such depository as may be designated from time to time by the Board of Directors.

         (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of this corporation.

         (d) To disburse, or cause to be disbursed, all funds of this corporation as may be directed by the Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements.

         (e) To render to the Chief Executive Officer, the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of this corporation.

         (f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

         SECTION 14. ASSISTANT TREASURER. In the absence or disability of the Secretary, the Assistant Secretary, in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board, shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board

        SECTION 11. AGENTS. The Chief Executive Officer, or the Chairman of the Board may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke-the power and authority given to him.


                                    ARTICLE V
                                OTHER PROVISIONS

         SECTION 1. DIVIDENDS. The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

         SECTION 2. INSPECTION OF RECORDS. The corporation shall keep at its Registered Office and its Principal Executive Office 1) the original or a copy of these bylaws as amended to date certified by an officer, 2) copy of articles of incorporation with all amendments certified by the Secretary of State and 3) stock ledger or duplicate, revised annually, all of which shall be open to inspection to shareholders at all reasonable times during office hours. If the corporation has no principal business office in Nevada, it shall, upon the written request of any shareholder, furnish to such shareholder a copy of the aforementioned documents as amended and revised to date. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.


                                   ARTICLE VI
                       LIABILITY OF DIRECTORS AND OFFICERS

         SECTION 1. ELIMINATION OF LIABILITY. A director or officer of the corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of NRS 78.288, except for a director who dissents to the payment as provided in NRS 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law, as it may be allowed from time to time.

         SECTION 2. MANDATORY INDEMNIFICATION. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

         SECTION 3. MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

         SECTION 4. EFFECT OF AMENDMENT OR REPEAL. Except as provided in the Articles of Incorporation or by Nevada law, this corporation reserves the right to amend or repeal any provision contained in these Bylaws. However, any amendment to or repeal of any of the provisions in this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or Omission of such director or officer occurring prior to such amendment or repeal.

         SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

                                   ARTICLE VII
                                   AMENDMENTS

         These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa, may only be adopted by the approval by an affirmative vote of not less than two-thirds of the corporation's issued and outstanding shares entitled to vote. Further, the right of any shareholder to inspect the corporation's records as provided in Article V
Section 2, or otherwise permitted under applicable law, shall not be limited or abridged by an amendment.


                                  ARTICLE VIII
                              CONFICTS WITH GENERAL
                                 CORPORATION LAW

         In the event and to the extent of any conflict between the provisions of these bylaws and any mandatory requirements of the General Corporation Law of Nevada, as it may be amended from time to time, the latter shall govern and all other provisions of the bylaws not in conflict thereof shall continue in full force and effect.

                      CERTIFICATE OF CHAIRMAN OF THE BOARD

         THIS IS TO CERTIFY that I am the duly elected, qualified and acting Chairman of the Board of IP Promotions, INC., and that the above and foregoing Bylaws, constituting a true original copy were duly adopted as the Bylaws of said corporation on THE 3rd Day of March, 2005 by the Directors of said corporation.



         IN WITNESS WHEREOF, I have hereunto set my hand.









Dated: March 3, 2005                        signed




/s/ John Loy Rocker
----------------------------
John Loy Rocker
Chairman of the Board